UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2007

CHINA BIO ENERGY HOLDINGS GROUP CO., LTD
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-25413	65-0854589
(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square 7th Floor
High-tech Development District
Xi’an, Shaanxi Province, PRC 710043
(Address of principal executive offices and zip code)

+86 29 8268 3920
(Registrant’s telephone number including area code)

International Imaging Systems, Inc.
31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K originally filed on October 29, 2007, to include the (i) Management’s Discussion and Analysis of Results of Operations and Financial Condition of Xi’an Baorun Industrial Development Co., Ltd. for the three and nine months ended September 30,2 007, (ii) unaudited interim financial statements of Xi’an Baorun Industrial Development Co., Ltd. as of September 30, 2007 and for the nine months ended September 30, 2007, including related notes thereto, and (iii) unaudited pro forma financial information as of September 30, 2007, including related notes thereto.

Item 2.02	Results of Operations and Financial Condition

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this prospectus.

Company Overview

We are a producer and distributor of heavy oil and finished oil. We also engage in the research and development, manufacturing and distribution of bio-diesel.

We now operate three oil depots located in Xi’an, the Shaanxi Province, 2.65 km special transportation rail track and one 10,000 square-meter bio-diesel production plant located in Tongchuan, the Shaanxi Province, China. Our major market is China. Currently, our products are sold in 14 provinces and municipalities of China covering the Shaanxi Province, Henan Province, Hebei Province, Shangdong Province, Shanxi Province, Hunan Province, Hubei Province, Jiangxi Province, Guizhou Province, Yunnan Province, Beijing, Shanghai, Fujian Province and Xinjiang. We conduct our business operations through our wholly-owned subsidiary Redsky Industrial and thereby through a variable interest entity Xi’an Baorun. Both companies are incorporated in PRC.

Basis of Presentation

The financial statements of the Company include its wholly-owned subsidiary, Xi’an Baorun Industrial Development Co., Ltd, which is located in the PRC.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Critical Accounting Policies

We prepare our financial statements in accordance with generally accepted accounting principles in the United States. In doing so, we have to make estimates and assumptions that affect our reported amount of assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on historical data and trends and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. We do not believe that there are any critical or significant accounting estimates included in the condensed consolidated financial statements.

Revenue Recognition. We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company: our revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Foreign Currency Translation. Our functional currency is the Chinese Renminbi (“RMB”). Our financial statements are translated to United Stated dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income. The cumulative translation adjustment and effect of exchange rate changes at September 30, 2007 was $1,130,701.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People’s Bank of China.

On July 21, 2005, the central government of China allowed the RMB to fluctuate, ending its decade old valuation peg to the U.S. dollar. The new RMB rate reflects approximately a 2% increase in value against the U.S. dollar. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. We do not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

Results of Operations

	Three Months Ended Sep 30	Three Months Ended Sep 30	Nine Months Ended Sep 30	Nine Months Ended Sep 30
	2007	2006	2007	2006
			(Unaudited)	(Unaudited)

Revenue	$40,263,868	$12,213,274	$64,834,695	$36,694,932
Cost of revenues	35,857,368	10,733,452	57,453,443	31,060,096
Gross profit	4,406,500	1,479,822	7,381,252	5,634,836

General and administrative expenses	286,067	501,638	801,487	1,959,694

Operating profit	4,120,433	978,184	6,579,765	3,675,142

Other income (expense)
Interest income	-	-	-	-
expenses	(24,835)	(23,172)	(98,848)	(56,448)
Other income	-	-	-	-
Total other income
(expense)	(24,835)	(23,172)	(98,848)	(56,448)

Net income	4,095,598	955,012	6,480,917	3,618,694

	145,166	105,033	505,895	199,027

Comprehensive income	$4,240,764	$1,060,045	$6,986,812	$3,817,721

Our revenue is derived primarily from the sale of gasoline, diesel oil and heavy oil. The following table sets forth the revenues and percentage of revenues derived from each of these types of products.

	Sep-07		2006		2005		2004
Revenues	Amount	%	Amount	%	Amount	%	Amount	%
Gasoline	$29,931,099	46%	$27,906,419	51%	$5,998,210	21%	-	-
Diesel Oil	$24,140,112	37%	$13,072,591	24%	-	-	-	-
Heavy Oil	$10,763,484	17%	$13,448,810	25%	$23,218,974	79%	$28,733,183	100%
Total	$64,834,695	100%	$54,427,820	100%	$29,217,184	100%	$28,733,183	100%

Comparison of Periods Ended September 30, 2007 and September 30, 2006

Revenue increased $28,050,594, or 230%, from $12,213,274 in the three months ended September 30, 2006 to $40,263,868 in the three months ended September 20, 2007, and increased $28,139,763, or 77%, from $36,694,932 in nine months ended September 30, 2006 to $64,834,695 in nine months ended September 30, 2007. The company established two agents in Yulin Refinery and Yongping Refinery, which are two subsidiaries of Yanchang Petroleum Oil Group Co., Ltd. One function of these two agents are keeping oil supply from these two refineries to Baorun’s warehouse; and another function is selling oils from these two refineries to local market.

Cost of revenues increased $25,123,916, or 234%, from $10,733,452 in the three months ended September 30, 2006 to $35,857,368 in the three months ended September 20, 2007, and increased $26,393,347, or 84%, from $31,060,096 in nine months ended September 30, 2006 to $57,453,443 in nine months ended September 30, 2007. The increase of cost of revenue was due to the increase of sales revenue in nine months ended September 30, 2007.

Gross profit increased $2,926,678, or 198%, from $1,479,822 in the three months ended September 30, 2006 to $4,406,500 in the three months ended September 20, 2007, and increased $1,746,414, or 31%, from $5,634,836 in nine months ended September 30, 2006 to $7,381,252 in nine months ended September 30, 2007. Our gross margin for the nine months ended September 30, 2007 was 11.4% as compared with 15.4% for the nine months ended September 30, 2006, a decrease of 4%. The decrease in our gross margin was due to the increase in the cost of revenues.

General and administrative expense decreased $215,571, or 43%, from $501,638 in the three months ended September 30, 2006 to $286,067 in the three months ended September 20, 2007, and decreased $1,158,207, or 59%, from $1,959,694 in nine months ended September 30, 2006 to $801,487 in nine months ended September 30, 2007. The decrease of general and administrative expense is attributable to the implement of the new management policy on expenses. Some expenses, such as travel expenses and entertainment expenses, are limited and related to the sales performance. The new policy had cut down the expenses dramatically.

Interest expense increased $1,663, or 7%, from $23,172 in the three months ended September 30, 2006 to $24,835 in the three months ended September 20, 2007, and increased $42,400 or 75%, from $56,448 in nine months ended September 30, 2006 to $98,848 in nine months ended September 30, 2007. The increase of financial expense is due to the increase of bank loans.

Net income increased $3,140,586, or 329%, from $955,012 in the three months ended September 30, 2006 to $4,095,598 in the three months ended September 20, 2007, and increased $2,862,223, or 79%, from $3,618,694 in nine months ended September 30, 2006 to $6,480,917 in nine months ended September 30, 2007. The increase of net income is attributable to the increase of sales revenues and decrease of general and administrative expenses.

Liquidity and Capital Resources

In summary, our cash flows were as follows:

	Nine Months Ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$825,668	$(932,669)
Net cash used in investing activities	$(2,609,572)	$(534,886)
Net cash (used in) provided by financing activities	$(1,103,070)	$1,412,167
Effect of exchange rate on cash	$505,895	$199,027
Increase (decrease) in cash	$(174,939)	$143,639
Cash - beginning of period	$631,443	$156,681
Cash - end of period	$456,504	$300,320

We have financed operations primarily through profit and bank loans.

Our cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China.

Our principal sources of liquidity are our cash and cash generated from operations. We believe that our existing cash and cash generated from operations will be sufficient to satisfy our current level of operations. Our liquidity could be negatively affected by a decrease in demand for our products. In addition, we may need to raise additional capital through future debt or equity financings to fund our growth.

Operating Activities

Cash used in operating activities primarily consists of net income and change in operating assets and liabilities. Cash used in operating activities for the nine months ended September 30, 2007 was $825,668 and mainly consisted of net income of $6,480,917, and change in operating assets and liabilities of $(5,777,581). Changes in operating assets and liabilities primarily consisted of an increase of accounts receivable of $1,243,832 an increase of $4,478,629 from inventories, a decrease of $1,223,391 from advances to suppliers, and an increase of 693,621 from accounts payable.

Cash used in operating activities primarily consists of net income and change in operating assets and liabilities. Cash used in operating activities for the year ended December 31, 2006 was $432,958 and mainly consisted of net income of $5,343,599, and change in operating assets and liabilities of $5,043,994. Changes in operating assets and liabilities primarily consisted of an increase of accounts receivable of $3,607,785 an increase of $1,791,200 from inventories, an increase of $1,826,306 from advances to suppliers, and an increase of 1,226,872 from accounts payable.

Cash used in operating activities for the year ended December 31, 2005 was $204,652 and mainly consisted of net income of $4,141,087 and changes in operating assets and liabilities of $4,002,296. Changes in operating assets and liabilities primarily consisted of an increase in advances to suppliers of $4,129,702, an increase in due from related party of $528,426, a decrease in accounts receivable of $734,378, an increase in accounts payable of $1,040,244, and a decrease of $1,456,698 in advance from customer.

Cash provided by operating activities for the year ended December 31, 2004 was $378,008 and mainly consisted of net income of $1,305,777 and changes in operating assets and liabilites of ($985,150), Changes in operating assets and liabilities primarily consisted of an increase in inventories of $1,279,711, an increase in due to related parties of $908,727, and an increase in notes payables $1,705,238.

Investing Activities

Cash used in investing activities for the nine months ended September 30, 2007 was $2,609,572 and mainly attributable to construction in progress for bio-diesel project. Cash used in investing activities for the year ended December 31, 2006 was $891,284 and attributable to construction in progress and purchase of equipment. Cash used in investing activities for the year ended December 31, 2005 was $(19,659) and is attributable to purchase of equipment. Cash used in investing activities for the year ended December 31, 2004 was $(97,708) and is attributable to the purchase of equipment and investments.

Financing Activities

Cash provided by financing activities for the nine months ended September 30, 2007 was $1,103,070, consisting primarily of short-term loans and long-term notes payable. Cash provided by financing activities for the year ended December 31, 2006 was $1,108,928, consisting primarily of short-term loans and long-term notes payable. Cash used in financing activities for the year ended December 31, 2005 was $(21,800), which was related to long-term notes payable. Cash provided by financing activities for the year ended December 31, 2004 was $692,950 which was primarily an increase in restricted cash offset by a contribution of capital.

Our future capital requirements will depend on a number of factors, including:

•	the progress of our product research and development;

•	the cost of filing, prosecuting, defending, and enforcing patent claims and other intellectual property rights;

•	competing technological and market developments;

•	our ability to maintain our existing and establish new collaborative relationships; and

•	the development of commercialization activities and arrangements.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined by rules recently enacted by the Financial Accounting Standards Board, and accordingly, no such arrangements are likely to have a current or future effect on our financial position, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligation

Long-Term Notes Payable
Long-term notes payable are used for the acquisition of automobiles. On September 27, 2006 the Company entered into a three year note payable for approximately 781,000 RMB, or approximately $100,000. This note is collateralized by the purchase of the cars and has an annualized interest rate of 1.98%. In February, 2007, the company also incurred a loan of approximately 313,000 RMB, or approximately $41,190 for the purchase of two sedans. Total interest expense on the loans for the nine months ended September 30, 2007 and 2006 is approximately $5,790 and $0 respectively.

At September 30, 2007, maturities of this long-term debt are as follows:

Year Ending December 31,	Amount
2007	$13,329
2008	54,674
2009	39,771
Total	$107,774

Operating Lease
The Company leases its office and operating facilities under long term, non-cancelable operating lease agreements expiring variously through the year ended December 31, 2008. The non-cancelable operating lease agreements require that the Company pays certain operating expenses applicable to the leased premises. As of September 30, 2007, future minimum rental payments required under these operating leases are as follows:

Year Ending December 31,	Amount
2007	$34,270
2008	140,000
Total	$174,270

Total rent expense for the nine months ended September 30, 2007 and the year ended December 31, 2006, amounted to $54,890 and $92,997, respectively.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes -- An Interpretation of FASB Statement No. 109." FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 is not expected to have a significant impact on our consolidated financial statements.

In September 2006, the Staff of the SEC issued SAB No. 108: "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This Statement is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a significant impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157; "Fair Value Measurements". This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. We are currently evaluating the provisions of FASB 157 to determine the future impact on our consolidated financial statements.

In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies". FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", and FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure requirement for Guarantees, Including Indirect Guarantees of Indebtedness of Others", to include scope exceptions for registration payment arrangements. FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years, for registration payment arrangements entered into prior to the issuance date of this FSP. We are currently evaluating the potential impact of FSP EITF 00-19-2 on our financial statements. We do not expect the impact to be material to our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115" ("SFAS 159"). SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No 159 is not expected to have a significant impact on our consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Quantitative and Qualitative Disclosures about Market Risk

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese renminbi into foreign currencies and, if Chinese renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of renminbi to the U.S. dollar had generally been stable and the renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese renminbi to the U.S. dollar. Under the new policy, Chinese renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese renminbi appreciated approximately 2.5% against the U.S. dollar in 2005 and 3.3% in 2006. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese renminbi against the U.S. dollar. We can offer no assurance that Chinese renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese renminbi into foreign currency for current account items, conversion of Chinese renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005.

According to Notice 75:

• prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

• an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

• an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

In addition, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. It remains uncertain whether Mr. Gao, as a PRC resident who may indirectly hold our shares through the exercise of incentive stock options granted to him by Redsky Group, will be required to go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules.

As a result, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, if required by Notice 75, Implementing Rules or other applicable PRC laws and regulations, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our business combination strategy and adversely affect our business and prospects following a business combination.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(i) Financial statements of Xi’an Baorun Industrial Development Co., Ltd. as of, and for the nine months ended September 30, 2007, and related notes thereto

Pro forma financial information.

(i) Unaudited pro forma financial statements of Xi’an Baorun Industrial Development Co., Ltd.

(ii) Notes to Unaudited pro forma financial statements of Xi’an Baorun Industrial Development Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Bio Energy Holding Group Co., Ltd..
By:	/s/ Gao Xincheng
Name:	Gao Xincheng
Title:	President, Chief Executive Officer and Chairman
Dated:	December 12, 2007